UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

               On March 31, 2011, Pioneer Natural Resources Company (the “Company”)  entered into a Second Amended and Restated 5-Year Revolving Credit Agreement (the “Amended Credit Agreement” or the “credit facility”) with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto. The Amended Credit Agreement amends and restates the Company’s 5-Year Revolving Credit Agreement dated as of April 11, 2007 (the “2007 Facility”), which was to mature in April 2012.

The primary changes effected by the Amended Credit Agreement were to reduce the aggregate loan commitments to $1.25 billion, from $1.5 billion, and extend the maturity of the 2007 Facility to March 31, 2016, unless extended in accordance with the terms of the Amended Credit Agreement for one additional year. As of March 31, 2011, the Company had no borrowings outstanding under the credit facility. The borrowing rates did not change.

The credit facility contains customary representations and warranties, events of default and negative and affirmative covenants, which include (i) the maintenance of a ratio of total debt to book capitalization less intangible assets, accumulated other comprehensive income and certain noncash asset impairments not to exceed 0.60 to 1.0; and (ii) the maintenance of a ratio of (1) the sum of (a) the net present value of projected future cash flows from the Company’s proved reserves, (b) an amount equal to 75% of the net book value of certain tangible assets, (c) an amount equal to 75% of the market value of the common units of Pioneer Southwest Energy Partners L.P. owned by the Company and (d) the Company’s cash balance to (2) total debt of at least 1.75 to 1.0 until the Company achieves an investment grade rating by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

This description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Entry Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant into a Material Definitive Agreement

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 --
Second Amended and Restated 5-Year Revolving Credit Agreement dated as of March 31, 2011, among the Company, as Borrower,  Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Date:  April 5, 2011

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)
Second Amended and Restated 5-Year Revolving Credit Agreement dated as of March 31, 2011, among the Company, as Borrower,  Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders.

______________
(a) Filed herewith.